Exhibit 99.2

American Finance Trust

FACTSHEET

December 31, 2019

COMPANY DESCRIPTION

American Finance Trust, Inc. (Nasdaq: AFIN(common); Nasdaq: AFINP(preferred)) is a real estate investment trust that acquires, owns and manages a high-quality single and multi-tenant portfolio that is Service-Retail[1] focused. The portfolio consists of a strong, creditworthy tenant base and is well positioned for growth through strong occupancy and long-term leases with embedded rent escalators.

PORTFOLIO AT A GLANCE*

Real Estate Investments, at cost	$3.8 billion
# of Properties	819
Square Feet (millions)	18.5
Annualized Straight-Line Rent (SLR)	$267 million
Occupancy[2]	94.6%
Weighted Average Remaining Lease Term[3]	8.8 years
Weighted Average Annual Rent Escalator[3][4]	1.3%

DIVIDEND INFORMATION

Dividend Rate (annualized, per share) common/preferred	$1.10/$1.88
Dividend Frequency - common/preferred	Monthly/Quarterly

COMPANY HIGHLIGHTS

HIGH-QUALITY PORTFOLIO

95% portfolio occupancy with a balance of single-tenant assets with long-term leases and retail centers focused on Experiential[1] tenants

SIGNIFICANT LEASING ACTIVITY

Executed leases that have yet to commence on nearly 86,000 square feet as of quarter end. Fourth quarter multi-tenant Executed Occupancy[7] of 88.3% provides ample lease potential.

CREDITWORTHY & DIVERSIFIED TENANTS

100% of top-ten tenants are Investment Grade[5] Rated
AFIN's top ten tenants account for 41% of total SLR

POSITIONED FOR GROWTH

Rent Escalators in 80% of existing leases and an aquisition program of $424 million has closed as of December 31, 2019 and currently have a $83 million pipeline[8]

CONSERVATIVE BALANCE SHEET

Ample liquidity with modest Net Leverage[6] of 39%

SERVICE RETAIL FOCUS

Service retail or Experiential retail properties make up 70%[3] of our single-tenant portfolio and these property types are more resistant to e-commerce vs. traditional retail

PROPERTY MAP



Single-Tenant
Multi-Tenant

ANNUALIZED SLR BY PROPERTY TYPE (%)


10%
11%
46%
33%

Single-Tenant Retail
Office
Distribution
Multi-Tenant Retail

ANNUALIZED SLR BY SECTOR (%)


10%
11%
79%

Retail
Office
Distribution

*As of December 31, 2019 unless otherwise noted.

1 AFIN definition of Service Retail includes single-tenant retail properties leased to tenants in the retail banking, restaurant, grocery, pharmacy, gas/convenience, fitness, and auto services sectors. AFIN defines Experiential retail as multi-tenant properties leased to tenants in the restaurant, discount retail, entertainment, salon/beauty, and grocery sectors, among others.

2 Represents percentage of square footage of which the tenant has taken possession divided by the respective total rentable square feet as of December 31, 2019.

3 Based on annualized straight-line rent as of December 31, 2019.

4 Contractual rent increases include fixed percent or actual increases, or CPI-indexed increases.

5 Investment Grade Rating includes both actual investment grade ratings of the tenant or implied investment grade. Implied investment grade includes ratings of tenant parent (regardless of whether or not the parent has guaranteed the tenant's obligation under the lease) or lease guarantor. Implied investment grade ratings are determined using a proprietary Moody's analytical tool, which compares the risk metrics of the non-rated company to those of a company with an actual rating. Ratings information is as of December 31, 2019. AFIN's top 10 tenants are 60.6% actual investment grade rated and 39.4% implied investment grade.

6 Represents total debt less cash and cash equivalents divided by total assets plus accumulated depreciation and amortization as of December 31, 2019.

7 Executed Occupancy includes occupancy as of December 31, 2019, as well as all leases executed by both parties as of December 31, 2019 that have yet to take possession as of such date.

8 Includes pipeline as of January 31, 2020. Acquisitions in the pipeline are currently under definitive purchase and sale agreements which are subject to conditions and LOIs that are non-binding. There can be no assurance these pipeline acquisitions will be completed on their current terms, or at all.

QUARTERLY HIGHLIGHTS - Q4 2019

Robust Acquisition Program	Significant Leasing Update	Portfolio Enhancement	Strategic Dispositions
• Acquired 53 single tenant properties for $62 million at a 7.5% weighted average Cap Rate.[3]	• Multi-tenant occupancy of 87.1% with an Executed Occupancy of 88.3%.	• Since 2017, AFIN acquired 423 single-tenant properties with a weighted average lease term of 16 years[5] and sold 90 single-tenant properties with a weighted average lease term of 6 years.[5]	• Captured disposition arbitrage through the sale of 5 occupied Truist Bank (formerly SunTrust Bank) properties for gross dispositions of $16 million at an average 5.6% disposition Cash Cap Rate.
• Acquisition pipeline of $83 million[1], with a focus on service oriented single-tenant retail assets.	• Executed leases that have yet to commence on nearly 86,000 square feet as of quarter end.	• AFIN has not acquired any multi tenant properties since Q2'17.	• Dispositions resulted in net proceeds of $9 million which were redeployed into acquisitions with a weighted average Cap Rate of 7.5%, providing a 190 basis point arbitrage spread.
• Full-year total closed and pipeline acquisitions of $506 million with a weighted average Cash Cap Rate[2] of 7.3% and a weighted average Cap Rate[3] of 8.0%.	• Multi-tenant Leasing Pipeline[4] of 8 new leases with executed letters of intent for nearly 89,000 square feet.	• 82% of the single-tenant assets acquired since 2017 are service-oriented retail tenants.[6]	

AFIN CONTINUES TO GROW AND ACTIVELY MANAGE ITS SUPERIOR PORTFOLIO OF HIGH-QUALITY REAL ESTATE ASSETS

OUR MANAGEMENT TEAM



Michael Weil
Chief Executive Officer, President and Chairman of the Board of Directors
- Founding partner of AR Global
- Previously served as Senior VP of sales and leasing for American Financial Realty Trust
- Served as president of the Board of Directors of the Real Estate Investment Securities Association (n/k/a "ADISA"



Katie Kurtz
Chief Financial Officer, Treasurer and Secretary
- Previously served as chief financial officer at New York City REIT, Inc., American Realty Capital-Retail Centers of America, Inc., Business Development Corporation of America II and Crossroads Capital, Inc. (formerly BDCA Venture, Inc.).
- Previously served as chief accounting officer at Carlyle GMS Finance, Inc., The Carlyle Group's business development company, Director of Finance and Controller for New Mountain Finance Corporation, and Controller at Solar Capital Ltd
- Mrs. Kurtz began her career at PricewaterhouseCoopers, LLP and is a certified public accountant in New York State



Zachary Pomerantz
Senior Vice President of Asset Management
- Responsible for asset management and leasing activity
- Former Asset Manager for New York REIT, Inc., a nearly 2 million square foot portfolio of New York City properties
- Previously worked at ProMed Properties, Swig Equities, Tishman Speyer and Mall Properties

OUR EXTERNAL MANAGER, AR GLOBAL INVESTMENTS

AR Global

AR Global is a global asset manager that began with the goal of transforming the direct investment industry by introducing investment vehicles with innovative and distinct, investor-first features. Since 2009, AR Global has raised and invested over $30 billion in capital, served over 150,000 shareholders, and has grown to become one of the largest external managers of direct investment programs in the U.S. Our suite of sponsored REITs now includes net leased properties in the U.S., Canada and Europe, healthcare real estate, retail shopping centers, and New York City commercial properties with over $12 billion in assets under management.

CONTACT INFORMATION

Phone: 866-902-0063 **Email:** InvestorRelations@AmericanFinanceTrust.com **Website:** www.AmericanFinanceTrust.com

1 Includes pipeline as of January 31, 2020. PSAs are subject to conditions and LOIs are non-binding. There can be no assurance these pipeline acquisitions will be completed on their current terms, or at all.
2 Cash cap rate is a rate of return on a real estate investment property based on the expected, annualized cash rental income during the first year of ownership that the property will generate under its existing lease. Cash cap rate is calculated by dividing the annualized cash rental income the property will generate (before debt service and depreciation and after fixed costs and variable costs) and the purchase price of the property. The weighted-average cash cap rate is based upon square feet.
3 Weighted average capitalization rate is a rate of return on a real estate investment property based on the expected, annualized straight-lined rental income that the property will generate under its existing lease during its first year of ownership. Weighted average capitalization rate is calculated by dividing the annualized straight-lined rental income the property will generate (before debt service and depreciation and after fixed costs and variable costs) and the purchase price of the property. The weighted-average capitalization rate is based upon square feet.
4 Includes (i) all leases executed by both parties as of January 31, 2020, but after December 31, 2019, and (ii) all leases under negotiation with an executed letter of intent by both parties as of January 31, 2020. There can be no assurance that the executed letters of intent, which are not binding, will become executed leases that commence on the same terms, or at all.
5 Weighted average lease term remaining based on disposition date for dispositions and remaining lease term as of December 31, 2019 for acquisitions.
6 Data weighted by annualized straight-line rent as of December 31, 2019.

Forward-Looking Statement Disclosure

The statements in this report include statements regarding the intent, belief or current expectations of AFIN and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "strives," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements due to certain factors, including those set forth in the Risk Factors section of AFIN's most recent Annual Report on Form 10-K filed on March 7, 2019 and any subsequent Quarterly Reports on Form 10-Q, which are available at the SEC's website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and AFIN undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.